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                                                                     EXHIBIT 5.5



                        [Miles & Stockbridge Letterhead]



                                 April 28, 2003



Corrections Corporation of America
10 Burton Hills Boulevard
Nashville, TN 37215

Re:   Prospectus Supplement to Registration Statement on Form S-3 (Common Stock)

Ladies and Gentlemen:

         We have acted as special Maryland counsel to Corrections Corporation of America, a Maryland corporation (the "Company"), in connection with the preparation of a Prospectus Supplement (the "Prospectus Supplement") to a Registration Statement on Form S-3, as amended (Registration No. 333-104240, the "Registration Statement"), filed by the Company with the Securities and Exchange Commission under the Securities Act of 1993, as amended (the "Securities Act"), with respect to 6,400,000 shares of the Company's common stock, $0.01 par value per share (the "Common Stock"), to be offered by the Company and 1,200,000 shares of Common Stock to be offered by the selling stockholder (together with an over-allotment option of 1,140,000 shares made available to the underwriters by the selling stockholder) as described in the Registration Statement and the Prospectus Supplement.

         We have examined the Registration Statement and Prospectus Supplement, including the exhibits thereto, and such other documents, corporate records, laws and regulations as we have deemed necessary for the purposes of giving the opinions set forth in this opinion letter. We have relied as to certain factual matters on information obtained from public officials and officers of the Company. Based on that examination and subject to the assumptions and qualifications set forth herein, we are of the opinion that:

         1. The Common Stock has been duly and validly authorized and upon issuance and delivery of and payment for the Common Stock in the manner contemplated by the Registration Statement and the Prospectus Supplement, the Common Stock will be validly issued, fully paid and nonassessable; and

         2. The shares of Common Stock to be sold by the selling stockholder under the Registration Statement and the Prospectus Supplement are validly issued, fully paid and nonassessable.



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Corrections Corporation of America
April 28, 2003
Page 2


         We express no opinion with respect to the laws of, or the effect or applicability of the laws of, any jurisdiction other than the laws of the State of Maryland. We acknowledge that Bass, Berry & Sims PLC will rely on the opinions set forth herein in giving certain opinions of their own on the date hereof and we consent to that reliance. The opinion expressed herein is limited to the matters set forth in this letter and no other opinion should be inferred beyond the matters expressly stated.

         We hereby consent to the use of our name under the heading "Legal Matters" in the Prospectus Supplement and to the filing of this opinion letter with the Registration Statement as an exhibit thereto. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

                                   Very truly yours,

                                   Miles & Stockbridge P.C.


                                   By: /s/ J.W. Thompson Webb
                                       -----------------------------------------
                                       Principal